Exhibit 99.1

Investor Update - March 13, 2013

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes forecasted operational and financial information for our mainline and consolidated operations. Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items. The most directly comparable GAAP measure is total operating expenses per available seat mile. However, due to the large fluctuations in fuel prices, we are unable to predict total operating expenses for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing information about estimated fuel prices and our hedging program. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information
This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2012. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ALASKA AIRLINES - MAINLINE
Operating Statistics

	February 2013	Change Y-O-Y	QTD 2013	Change Y-O-Y
Revenue passengers (000)	1,376	2.6%	2,854	5.9%
Traffic (RPMs in millions)	1,870	6.2%	3,902	9.1%
Capacity (ASMs in millions)	2,198	5.4%	4,632	8.8%
Load factor	85.1%	0.6 pts	84.2%	0.2 pts
Passenger RASM (cents)	10.73¢	1.6%	10.60¢	1.9%
RASM (cents)	12.73¢	2.2%	12.53¢	2.1%
Economic fuel cost per gallon	$3.52	5.1%	$3.47	3.3%

Forecast Information

	Forecast Q1 2013	Change Y-O-Y	Prior Guidance Feb 21, 2013	Forecast Full Year 2013	Change Y-O-Y	Prior Guidance Feb 21, 2013
Capacity (ASMs in millions)	7,175 - 7,225	~ 9.5%	7,150 - 7,200	30,150 - 30,650	~ 8%	30,150 - 30,650
Cost per ASM excluding fuel and special items (cents)	7.70 - 7.75	~ (2)%	7.80 - 7.85	7.50 - 7.55	~ (0.5)%	7.50 - 7.55
Fuel gallons (000,000)	93	~ 7.5%	93	390 - 395	~ 6.5%	390 - 395
Economic fuel cost per gallon(a)	$3.47	~ 2%	$3.51	(a)	(a)	(a)

(a)
Our economic fuel cost per gallon estimate for the first quarter includes the following per-gallon assumptions: crude oil cost - $2.23 ($94 per barrel), refining margin - 93 cents, cost of settled hedges - 9 cents, with the remaining difference due to taxes and other into-plane costs. Because of the volatility of fuel prices, we do not provide full-year economic fuel estimates.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)(a)

	March	April	May
Point Change Y-O-Y	- 0.5 pts	- 0.5 pts	- 0.5 pts
Prior Guidance Feb 21, 2013 - Point Change Y-O-Y	- 0.5 pts	- 1 pt	N/A

(a)	Percentage point change compared to the same point in time last year.

AIR GROUP - CONSOLIDATED
Operating Statistics

	February 2013	Change Y-O-Y	QTD 2013	Change Y-O-Y
Revenue passengers (000)	1,947	2.7%	4,019	5.9%
Traffic (RPMs in millions)	2,068	6.0%	4,304	8.8%
Capacity (ASMs in millions)	2,441	4.8%	5,143	8.1%
Load factor	84.8%	1.1 pts	83.7%	0.5 pts
Passenger RASM (cents)	11.98¢	1.6%	11.79¢	1.8%
RASM (cents)	14.00¢	2.2%	13.74¢	1.9%
Economic fuel cost per gallon	$3.53	5.1%	$3.47	3.0%

Forecast Information

	Forecast Q1 2013	Change Y-O-Y	Prior Guidance Feb 21, 2013	Forecast Full Year 2013	Change Y-O-Y	Prior Guidance Feb 21, 2013
Capacity (ASMs in millions)	7,950 - 8,000	~ 8.5%	7,950 - 8,000	33,600 - 34,100	~ 7.5%	33,600 - 34,100
Cost per ASM excluding fuel and special items (cents)	8.72 - 8.77	~ (1)%	8.75 - 8.80	8.35 - 8.40	~ (1)%	8.35 - 8.40
Fuel gallons (000,000)	106	~ 6.5%	106	445 - 450	~ 6%	445 - 450
Economic fuel cost per gallon	$3.47	~ 2%	$3.51	(a)	(a)	(a)

(a)	Because of the volatility of fuel prices, we do not provide full-year economic fuel estimates.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)(a)

	March	April	May
Point Change Y-O-Y	- 0.5 pts	- 0.5 pts	- 0.5 pts
Prior Guidance Feb 21, 2013 - Point Change Y-O-Y	flat	- 1 pt	N/A

(a)	Percentage point change compared to the same point in time last year.

Nonoperating Expense
We expect that our consolidated nonoperating expense will be approximately $5 million to $7 million in the first quarter of 2013.

AIR GROUP - CONSOLIDATED (continued)
Stock Repurchase
Through March 8, 2013, Air Group has repurchased 481,254 shares of its common stock for approximately $22 million under our existing $250 million repurchase program. This program does not have an expiration date, but is expected to be completed by December 31, 2014.

Cash and Share Count

	February 28, 2013	December 31, 2012
Cash and marketable securities	$1,228	$1,252
Common shares outstanding	70.527	70.377

Capital Expenditures(a)
Total expected capital expenditures are as follows (in millions):

	2013	2014	2015	2016
Aircraft and aircraft purchase deposits - firm	$330	$285	$230	$180
Other flight equipment	45	50	25	25
Other property and equipment	85	85	75	75
Total property and equipment additions	$460	$420	$330	$280
Aircraft and aircraft deposits related to Alaska options, if exercised(b)	$35	$185	$480	$340
Aircraft and aircraft deposits related to Horizon options, if exercised(b)	$75	$105	$50	$—

(a)	Preliminary estimate, subject to change.

(b)	Alaska has options to acquire 69 737 aircraft with deliveries from 2015 through 2024. Horizon has options to acquire 10 Q400 aircraft with deliveries from 2013 through 2015.

Future Fuel Hedge Positions(a)
We use both call options on crude oil futures and swap instruments on LA Jet refining margins to hedge against price volatility of future jet fuel consumption. We have refining margin swaps in place for approximately 50% of our first quarter 2013 estimated jet fuel purchases at an average price of 89 cents per gallon and 25% of our second quarter 2013 estimated purchases at an average price of 85 cents per gallon. Our crude oil positions are as follows:

	Approximate % of Expected Fuel Requirements	Weighted-Average Crude Oil Price per Barrel	Average Premium Cost per Barrel
First Quarter 2013	50%	$98	$12
Second Quarter 2013	50%	$99	$12
Third Quarter 2013	50%	$101	$11
Fourth Quarter 2013	50%	$102	$10
Full Year 2013	50%	$100	$11
First Quarter 2014	44%	$102	$10
Second Quarter 2014	39%	$102	$10
Third Quarter 2014	33%	$101	$9
Fourth Quarter 2014	27%	$103	$8
Full Year 2014	35%	$102	$10
First Quarter 2015	22%	$103	$8
Second Quarter 2015	17%	$101	$7
Third Quarter 2015	11%	$105	$7
Fourth Quarter 2015	6%	$106	$7
Full Year 2015	14%	$103	$7

(a)
All of our future oil positions are call options, which are designed to effectively cap the cost of the crude oil component of our jet fuel purchases. With call options, we benefit from a decline in crude oil prices, as there is no cash outlay other than the premiums we pay to enter into the contracts.